Exhibit 99.1

Sow Good Reports Fourth Quarter 2024 Results

IRVING, TEXAS, March 21, 2025 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze-dried dried candy and treat industry, is reporting financial and operating results for fourth quarter and the full year ended December 31, 2024.

"2024 was a pivotal year for Sow Good," said CEO Claudia Goldfarb. "Building an entirely new category from the ground up presents its fair share of challenges, and as with many entrepreneurial, innovation-driven companies, we faced the inevitable growing pains of introducing a truly unique offering to the market.

"Among the most pressing challenges we encountered were product integrity issues, particularly around melting, and intensifying competitive pressures. We’ve responded to the first by enhancing our packaging to improve product resilience, and by implementing temperature-controlled shipping where needed to ensure quality. As competition grew, particularly with major global candy companies entering the freeze-dried candy space, we adapted by expanding our retail footprint, opening new doors, and reinforcing our presence in key markets. At the same time, we remain focused on innovation, continuously evolving our product portfolio to keep it fresh, exciting, and aligned with consumer demand.

"At our core, Sow Good is a company of innovators and food production experts, and we are leveraging that expertise to diversify into adjacent categories with strong growth potential such as jerky and yogurt melts, which are set to launch in the second half of this year. As we begin to see sales recover, our strategic priorities are clear: drive candy distribution, optimize manufacturing efficiency, reduce costs, and launch new product lines that resonate with consumers. These efforts are integral to our long-term strategy, and we are confident that they will position us to drive sustainable growth and deliver long-term value to our shareholders."

Fourth Quarter 2024 Highlights vs. Same Year-Ago Quarter

•

Revenue in the fourth quarter of 2024 was $1.4 million compared to $9.5 million for the same period in 2023. The decrease was largely due to increased competitive pressure and the spillover effect from product shipment pauses in the third quarter of 2024 due to quality concerns amid extreme summer heat, as well as increased promotional activity and customer allowances.

•

Gross profit for the fourth quarter of 2024 was a loss of ($1.2) million compared to gross profit of $3.4 million in the previous year’s quarter. Gross margin was (88)% in the fourth quarter of 2024 compared to 36% in the prior year period. The decline was primarily due to an approximate $1.7 million inventory reserve expense taken during the quarter as well as higher costs related to the company’s new facility and the impact of lower sales. Excluding this reserve, gross profit was $0.4 million representing a gross margin of roughly 31.8%.

•

Operating expenses in the fourth quarter of 2024 were $2.9 million compared to $1.6 million for the same period in 2023. The increase was primarily due to an increase in share compensation expense related to the amortization of performance options granted in December 2023, and other operating expense increase related to the Company's rapid growth.

•

GAAP net loss for the quarter of 2024 was $4.2 million, or $(0.40) per diluted share, compared to net income of $1.3 million, or $0.26 per diluted share, for the same period in 2023. The decline reflects the lower level of gross profit and higher operating expenses in the fourth quarter of 2024.

Exhibit 99.1

•

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) for the fourth quarter was $(2.8) million compared to income of $2.3 million for the same period in 2023. For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, net income, please see the tables below.

Year to Date 2024 Highlights

•

Revenue for the twelve months ended December 31, 2024, increased significantly to $32.0 million compared to $16.1 million in 2023. The increase primarily reflects the Company’s transition to selling freeze dried candy in the first quarter of 2023, the growing market for freeze dried candy and its expanded production capacity after adding three new freeze driers in 2024 and addition of new retail customers.

•

Gross profit for the year ended December 31, 2024, increased significantly to $13.0 million compared to $3.3 million in 2023. Gross margin was 41% compared to 20% in 2023. The increase was primarily due to the strong revenue growth.

•	Operating expenses for the year ended December 31, 2024, were $14.5 million compared to $4.5 million in 2023. The increase was primarily due to the strong revenue growth.

•	Net loss for the year ended December 31, 2024, was $3.7 million, or $(0.40) per diluted share, compared to a net loss of $3.1 million, or $(0.59) per diluted share, in 2023.

•	Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) for the year ended December 31, 2024 was $4.1 million compared to $0.1 million in 2023.

•	Cash and cash equivalents were $3.7 million at December 31, 2024, compared to $2.4 million at December 31, 2023.

Conference Call

Sow Good will conduct a conference call today at 12:00 P.M. Eastern time to discuss its results for the fourth quarter ended December 31, 2024.

Date: Friday, March 21, 2025

Time: 12:00 p.m. Eastern time

Registration Link: https://register-conf.media-server.com/register/BI548a3ea1d1af4e189ff37d9b1afbb000

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at www.sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good

Exhibit 99.1

is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this prospectus as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net loss before depreciation, interest expense, net and income tax benefit, adjusted to eliminate non-cash intangible asset impairment, goodwill impairment, inventory write-down and stock-based compensation. The most directly comparable GAAP measure is net loss. Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

Exhibit 99.1

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

Exhibit 99.1

SOW GOOD INC.

BALANCE SHEETS

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,723,440	$2,410,037
Accounts receivable, net	460,147	2,578,259
Inventory, net	20,313,315	4,123,246
Prepaid inventory	55,796	563,131
Prepaid expenses	523,442	703,966
Total current assets	25,076,140	10,378,639

Property and equipment, net	11,802,420	6,701,483

Security deposit	1,357,956	346,616
Right-of-use asset	16,459,215	4,061,820
Total assets	$54,695,731	$21,488,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,368,006	$853,535
Accrued interest	-	860,693
Accrued expenses	976,153	648,947
Current portion of operating lease liabilities	2,599,102	550,941
Current maturities of notes payable, related parties, net of $304,500 and $431,854 of debt discounts at December 31, 2024 and 2023, respectively	2,195,500	2,543,146
Current maturities of notes payable, net of $13,470 and $86,062 of debt discounts as of December 31, 2024 and 2023, respectively	225,780	313,938
Total current liabilities	7,364,541	5,771,200

Operating lease liabilities	15,193,129	3,671,729
Notes payable, related parties, net of $0 and $1,448,858 of debt discounts as of December 31, 2024 and 2023, respectively	-	4,171,142
Notes payable, net of $0 and $135,962 of debt discounts as of December 31, 2024 and 2023, respectively	150,000	594,038

Total liabilities	22,707,670	14,208,109

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 11,300,624 and 6,029,371 shares issued and outstanding as of December 31, 2024 and 2023	11,300	6,029
Additional paid-in capital	94,418,972	66,014,415
Accumulated deficit	(62,442,211)	(58,739,995)
Total stockholders' equity	31,988,061	7,280,449

Total liabilities and stockholders' equity	$54,695,731	$21,488,558

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$1,383,985	$9,522,445	$31,992,511	$16,070,924
Cost of goods sold	2,601,529	6,116,530	19,017,498	12,795,754
Gross profit	(1,217,544)	3,405,915	12,975,013	3,275,170

Operating expenses:
General and administrative expenses:
Salaries and benefits	1,374,959	863,943	7,824,030	2,314,047
Professional services	305,927	283,767	1,589,287	688,023
Other general and administrative expenses	1,206,990	430,509	5,086,342	1,389,726
Total general and administrative expenses	2,887,876	1,578,219	14,499,659	4,391,796
Depreciation and amortization	8,584	9,420	31,644	104,058
Total operating expenses	2,896,460	1,587,639	14,531,303	4,495,854

Net operating loss	(4,114,004)	1,818,276	(1,556,290)	(1,220,684)

Other income (expense):
Interest income	95,156	-	138,795	-
Interest expense	(221,212)	(490,260)	(1,464,640)	(1,839,749)
Loss on early extinguishment of debt	-	-	(696,502)	-
Total other expense	(126,056)	(490,260)	(2,022,347)	(1,839,749)

Loss before income tax	(4,240,060)	1,328,016	(3,578,637)	(3,060,433)
Provision for income tax	72,024	-	(123,579)	-
Net loss	$(4,168,036)	$1,328,016	$(3,702,216)	$(3,060,433)

Weighted average common shares outstanding - basic and diluted	10,373,729	5,123,735	9,238,233	5,168,339
Net loss per common share - basic and diluted	$(0.40)	$0.26	$(0.40)	$(0.59)

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	For the Three Months Ended December 31, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, September 30, 2024	10,245,388	$10,245	$91,086,537	(58,274,175)	$32,822,607
Common stock issued in public offering, net of offering costs	-	-	-	-	-
Common stock issued in at-the-market offering, net of offering costs	1,042,862	1,043	2,190,171	-	2,191,214
Common stock issued in private placement offering	-	-	-	-	-
Common stock issued to pursuant to stock purchase agreement	12,374	12	25,354	-	25,366
Common stock issued to directors for services	-	-	-	-	-
Proceeds from exercise of stock options and warrants	-	-	-	-	-
Common stock options granted to directors and advisors for services	-	-	-	-	-
Common stock options granted to officers and employees for services	-	-	1,116,910	-	1,116,910
Common stock warrants granted to underwriters pursuant to equity issuance	–
Net loss for the three months ended December 31, 2024	-	-	-	(4,168,036)	(4,168,036)
Balance, December 31, 2024	11,300,624	$11,300	$94,418,972	(62,442,211)	$31,988,061

	For the Three Months Ended December 31, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, September 30, 2023	4,868,083	$4,868	$59,117,367	$(60,068,009)	$(945,774)
Common stock issued in private placement offering	1,161,288	1,161	6,444,687	–	6,445,848
Common stock issued to directors for services	–	–	125,209	–	125,209
Common stock options granted to directors and advisors for services	–	–	29,296	–	29,296
Common stock options granted to officers and employees for services	–	–	297,856	–	297,856
Common stock warrants granted to related party note holders pursuant to debt financing	–	–	–	–	–
Common stock warrants granted to note holders pursuant to debt financing	–	–	–	–	–
Net income for the three months ended December 31, 2023	–	–	–	1,328,014	1,328,014
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449

	For the Twelve Months Ended December 31, 2024
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449
Common stock issued in public offering, net of offering costs	1,380,000	1,380	11,973,596	-	11,974,976
Common stock issued in at-the-market offering, net of offering costs	1,042,862	1,043	2,190,170	-	2,191,213
Common stock issued in private placement offering	515,597	516	3,737,484	-	3,738,000
Common stock issued to pursuant to stock purchase agreement	12,374	12	25,354	-	25,366
Common stock issued to directors for services	31,211	32	295,616	-	295,648
Proceeds from exercise of stock options and warrants	2,289,209	2,288	5,670,680	-	5,672,968
Common stock options granted to directors and advisors for services	-	-	86,892	-	86,892
Common stock options granted to officers and employees for services	-	-	4,424,765	-	4,424,765
Net loss for the twelve months ended December 31, 2024	-	-	-	(3,702,216)	(3,702,216)
Balance, December 31, 2024	11,300,624	$11,300	$94,418,972	$(62,442,211)	$31,988,061

	For the Twelve Months Ended December 31, 2023
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2022	4,847,384	$4,847	$58,485,602	$(55,679,562)	$2,810,887
Common stock issued in private placement offering	1,161,288	1,161	6,444,687	-	6,445,848
Common stock issued to directors for services	20,699	21	125,209	-	125,230
Common stock warrants granted to related party note holders pursuant to debt financing	-	-	197,198	-	197,198
Common stock warrants granted to note holders pursuant to debt financing	-	-	50,682	-	50,682
Common stock options granted to directors and advisors for services	-	-	111,151	-	111,151
Common stock options granted to officers and employees for services	-	-	599,886	-	599,886
Net loss for the twelve months ended December 31, 2023	-	-	-	(3,060,433)	(3,060,433)
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$(58,739,995)	$7,280,449

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,702,216)	$(3,060,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	187,363	-
Depreciation and amortization	826,939	459,345
Non-cash amortization of right-of-use asset and liability	1,172,166	68,477
Inventory valuation and obsolescence adjustments	1,657,264	1,398,888
Common stock issued to directors for services	295,648	125,230
Amortization of stock options	4,511,657	711,037
Amortization of stock warrants issued as a debt discount	1,088,264	1,173,986
Loss on early extinguishment of debt	696,502	-
Decrease (increase) in current assets:
Accounts receivable	1,930,749	(2,387,237)
Prepaid expenses	180,524	(425,472)
Inventory	(17,339,998)	(4,112,386)
Security deposits	(1,011,340)	(322,616)
Increase (decrease) in current liabilities:
Accounts payable	514,471	400,929
Accrued interest	(761,943)	634,118
Accrued expenses	327,205	490,494
Net cash used in operating activities	(9,426,745)	(4,845,640)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,269,332)	(2,266,635)
Cash paid for construction in progress	(2,658,544)	-
Net cash used in investing activities	(5,927,876)	(2,266,635)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock offerings, net of offering costs of $1,110,013	17,929,554	6,445,848
Proceeds from the exercise of warrants and options	373,857	-
Proceeds received from notes payable, related parties	-	2,400,000
Proceeds received from notes payable	-	400,000
Repayments of borrowings	(1,635,387)	-
Net cash provided by financing activities	16,668,024	9,245,848

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,313,403	2,133,573
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,410,037	276,464
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,723,440	$2,410,037

SUPPLEMENTAL INFORMATION:
Interest paid	$667,293	$30,017
Interest received	$43,639	-
Income taxes paid	$130,000	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash exercise of warrants	$5,299,113	-
Repayment of interest	$98,750	-
Repayments of borrowings	$(5,200,363)	-
Reclassification of construction in progress to property and equipment	$3,269,332	$965,208
Value of debt discounts attributable to warrants	$-	$247,880

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income (loss)	$(4,168,036)	$1,328,016	$(3,702,216)	$(3,060,433)
Depreciation and amortization	243,992	153,253	826,939	459,345
Interest expense, net	126,056	490,260	1,325,845	1,839,749
Provision for income tax	(72,024)	-	123,579	-
EBITDA	(3,870,012)	1,971,529	(1,425,853)	(761,339)
Share-based payments	1,116,910	311,601	4,807,305	836,267
Loss on early extinguishment of debt	-	-	696,502	-
Adjusted EBITDA	$(2,753,102)	$2,283,130	$4,077,954	$74,928